Exhibit 10.1
NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of March __, 2014 by and between ISC8 Inc., a Delaware corporation (the “Company”) and each of the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

The Company desires to issue and sell and the Purchasers desire to purchase senior subordinated secured convertible promissory notes in substantially the form attached to this Agreement as Exhibit B (each a “Note” and collectively the “Notes”).  The Notes and any equity securities issuable upon conversion of the Notes are collectively referred to herein as the “Securities.”

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

SECTION 1

PURCHASE AND SALE OF NOTES

1.1 Sale and Issuance of Notes.  Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser a Note as set forth next to each Purchaser’s name on Exhibit A to this Agreement.  In consideration for the payment of the purchase price by each Purchaser (the “Purchase Price”), such Purchaser shall receive a Note in the principal amount set forth on Schedule A attached hereto.  The Note shall be issued with an original issue discount equal to 33.33% (the “Original Issue Discount”).  As a result, each Purchaser shall pay $0.666 for each $1.00 of principal amount of the Note to be purchased at Closing.  Should the Company fail to raise at least $1,000,000 pursuant to this Agreement prior to March 11, 2014, the Original Issue Discount shall decrease to 25%, and all Notes issued pursuant hereto shall be automatically amended to reflect such change without further action required by the parties hereto.  The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales.

1.2 Closing; Delivery.

(a) The purchase, sale and issuance of the Notes shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”).  The initial Closing (the “Initial Closing”) shall take place on the date first set forth above, or at such other time as the Company and the Purchasers mutually agree upon, orally or in writing.  At each Closing, the Company shall deliver to each Purchaser the Note to be purchased by such Purchaser against payment of the Purchase Price by (i) check or by wire transfer to the Company’s bank account or an escrow account designated by the Company or (ii) the cancellation of debt; provided however, that the Company shall deliver any Notes to be issued before March 11, 2014 on March 12, 2014 to each Purchaser to reflect any potential change in the Original Issue Discount.

(b) Until the earlier of (i) such time as the aggregate amount of principal indebtedness subject to the terms of this Agreement equals a total of $6,000,000 (provided that a maximum of $4,500,000 of the principal indebtedness subject to the terms of this Agreement is paid for in the form of cash consideration and not the result of the cancellation of debt), or (ii) April 30, 2014, the Company may sell additional Notes in subsequent Closings to such persons or entities as may be approved by the Board of Directors of the Company.  All such sales shall be made on the terms and conditions set forth in this Agreement.  Effective upon delivery of an executed copy of this Agreement by such persons or entities, any notes sold pursuant to this Section 1.2(b) shall be deemed to be “Notes” for all purposes under this Agreement.

(c) Use of Proceeds.  The proceeds from the sale and issuance of the Notes shall be used to pay up to $1,500,000 of indebtedness, and for working capital and general corporate purposes consistent with the needs of the Company.

1.3 Subordination.  The indebtedness evidenced by the Notes shall be expressly subordinated in right of payment to the prior payment in full of all of the Company’s Existing Secured Debt (as defined in the Notes), and each Purchaser hereby agrees to enter into such agreements and take such additional action as may be necessary to perfect such subordination.

1.4 Security Interest.  The indebtedness represented by the Notes shall be secured by all of the assets of the Company in accordance with the provisions of a security agreement among the Company and the Purchasers in the form attached to this Agreement as Exhibit C (the “Security Agreement”).

1.5 Piggyback Registration Rights. If at any time following the date of this Agreement the Company consummates a Qualified Financing, as such term is defined in the Notes, the Company proposes for any reason to register any shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the Purchasers of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration all securities issued upon conversion of the Notes (“Conversion Securities”) with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after receipt of the Company’s notice.  Such notice shall offer the Purchaser the opportunity to register such number of Conversion Securities as the Purchaser may request.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser that:

2.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2 Authorization.  All corporate action required to be taken by the Company’s Board of Directors, stockholders and creditors in order to authorize the Company to enter into the this Agreement, the Notes and the Security Agreement (collectively, the “Transaction Agreements”), and the authorization, sale, issuance and delivery of the Securities, and the performance of all obligations of the Company under the Transaction Agreements has been taken or will be taken prior to the Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Closing.  The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.3 Valid Issuance of Securities.  The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.4, the Securities will be issued in compliance with all applicable federal and state securities laws.  The Securities will be duly reserved for issuance, and upon issuance in accordance with the terms of the Company’s Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser.

2.4 Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchasers in Section 3, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by the Transaction Agreements, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.5 Capitalization.  The authorized capital of the Company consists, or will consist, immediately prior to the Initial Closing, of:

(a) One million shares of Preferred Stock, of which (i) 3,490 shares have been designated Series B Preferred Stock, 886 of which are issued and outstanding immediately prior to the Closing and (ii) 4,000 shares have been designated Series D Preferred Stock, 2,782 of which are issued and outstanding immediately prior to the Closing.  All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.  The Company has reserved 500 shares of Preferred Stock for issuance upon conversion of the Notes.

(b) 231,660,000 shares of Common Stock, issued and outstanding immediately prior to the Closing.  All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

(c) The Company has reserved 533,690,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2011 Omnibus Incentive Plan, duly adopted by the Board of Directors and approved by the Company’s stockholders (the “Stock Plan”).  Of such reserved shares of Common Stock, as of the Closing 101,800,000 shares have been issued pursuant to restricted stock purchase agreements, options to purchase 143,600,000 shares have been granted and are currently outstanding, and 288,290,000 million shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

(d) Except for outstanding options issued pursuant to the Stock Plan and warrants to purchase 292,700,000 shares of Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

2.6 No Litigation.  There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Company, threatened against the Company which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Transaction Documents.

2.7 SEC Filings.

(a) Since December 31, 2012, the Company has filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that the Company was required to file with the SEC (the “SEC Filings”).  As of the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Filings complied as to form in all material respects with the applicable requirements of the Act or the Securities Exchange Act of 1934, as amended (as the case may be), and (ii) none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements contained in the SEC Filings: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited financial statements) as permitted by Form 10-Q of the SEC, and except that unadjusted financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants to the Company that:

3.1 Purchase Entirely for Own Account.  The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

3.2 Knowledge.  The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

3.3 Investment Experience.  The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Purchaser can protect its own interests.  The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company.

3.4 Speculative Nature of Investment.  The Purchaser understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks.  The Purchaser can bear the economic risk of the investment and is able, without impairing the Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the investment.

3.5 Restricted Securities.  The Purchaser understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors’ Rights Agreement.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.6 Legends.  The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.7 Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

3.8 Foreign Investors.  If a Purchaser is not a United States person (as defined by Rule 902(k) under the Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser’s jurisdiction.  Such Purchaser also hereby represents that such Purchaser is not a “10-percent stockholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

SECTION 4

CONDITIONS OF THE PURCHASERS’ OBLIGATIONS AT CLOSING

The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

4.3 Waivers.  Any and all waivers and consents necessary to issue the Notes and to waive any applicable anti-dilution provisions have been obtained prior to the Initial Closing.

4.4 Security Agreement.  The Company and the Purchasers shall have executed the Security Agreement.

SECTION 5

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

5.3 Delivery of Form W-8 BEN or Form W-9.  Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax, which forms are attached as Exhibit D to this Agreement.

SECTION 6

MISCELLANEOUS

6.1 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

6.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.4 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:

(i) if to a Purchaser, at such Purchaser’s address or facsimile number set forth in the Schedule of Purchasers attached as Exhibit A, or at such other address as such Purchaser shall have furnished Company in writing, or

(ii) if to the Company, at:

151 Kalmus Drive

Costa Mesa, CA 92626

Attn: Chief Executive Officer

or at such other address or facsimile number as the Company shall have furnished to the Purchasers in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

6.6 Fees and Expenses.  At the Closing, the Company shall pay the reasonable fees and expenses of Foundation Law Group LLP, the counsel for Fundamental Master LP, and Buchalter Nemer PC, the counsel to Diamond Millennium LLC, in an amount not to exceed, in the aggregate, $20,000.

6.7 Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities and the Company.

6.9 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

6.10 Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

6.11 Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

6.12 CORPORATE SECURITIES LAW.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

ISC8 INC.
a Delaware corporation

By:	/s/ John Vong
John Vong
Chief Financial Officer

OMNIBUS INVESTOR SIGNATURE PAGE TO
ISC8 INC.
NOTE PURCHASE AGREEMENT

The undersigned, in its capacity as a Purchaser, hereby executes and delivers the Note Purchase Agreement to which this signature page is attached and agrees to be bound by the Note Purchase Agreement on the date set forth on the first page of the Note Purchase Agreement.  This counterpart signature page, together with all counterparts of the Note Purchase Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Note Purchase Agreement.

INDIVIDUALS	ENTITIES
_____________________________________	_____________________________________
Print Name of Purchaser	Print Name of Purchaser
_____________________________________	By: __________________________________
Signature	Signature
Name: ________________________________
Title: _________________________________

Mailing Address:	Telephone: ____________________________
_____________________________________	Facsimile No: __________________________
_____________________________________	Email Address: _________________________
_____________________________________